Instil Bio Reports Second Quarter 2026 Financial Results and
Provides Corporate Update
DALLAS, TX, August 13, 2026 (GLOBE NEWSWIRE) -- Instil Bio, Inc. (“Instil”) (Nasdaq: TIL), a biotechnology company focused on identifying and advancing innovative therapeutics, today reported its second quarter 2026 financial results and provided a corporate update.

Recent Highlights:
•Instil is evaluating potential acquisitions, in-licensing and related opportunities that may provide access to promising novel therapeutic candidates.
•Cash position of approximately $69.9 million as of June 30, 2026 expected to fund current operating plan beyond 2027.

Second Quarter 2026 Financial and Operating Results:
As of June 30, 2026, Instil had cash, cash equivalents, restricted cash and marketable securities of $69.9 million, which consisted of $5.5 million in cash and cash equivalents, $0.3 million in restricted cash and $64.1 million in marketable securities, compared to $76.3 million in cash, cash equivalents, restricted cash and marketable securities as of December 31, 2025, consisting of $6.6 million in cash and cash equivalents, $0.2 million in restricted cash, and $69.5 million in marketable securities. Instil expects that its cash, cash equivalents, restricted cash and marketable securities as of June 30, 2026 will enable it to fund its operating plan beyond 2027.
In-process research and development expenses were nil for the three and six months ended June 30, 2026, compared to $10.0 million for both the three and six months ended June 30, 2025.
Research and development expenses were $0.3 million and $0.9 million for the three and six months ended June 30, 2026, respectively, compared to $6.7 million and $12.1 million for the three and six months ended June 30, 2025, respectively.
General and administrative expenses were $5.1 million and $10.5 million for the three and six months ended June 30, 2026, respectively, compared to $6.2 million and $15.3 million for the three and six months ended June 30, 2025, respectively.
Restructuring and impairment charges, net were $0.2 million and $1.2 million for the three and six months ended June 30, 2026, respectively, compared to $0.5 million and $16.6 million for three and six months ended June 30, 2025, respectively.

Net loss per share, basic and diluted were $0.63 and $1.25 for the three and six months ended June 30, 2026, respectively, compared to $3.24 and $7.55 for the three and six months ended June 30, 2025, respectively. Non-GAAP net loss per share, basic and diluted, were $0.45 and $0.78 for the three and six months ended June 30, 2026, respectively, compared to $2.88 and $4.21 for the three and six months ended June 30, 2025, respectively.
Note Regarding Use of Non-GAAP Financial Measures
In this press release, Instil has presented certain financial information that has not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include non-GAAP net loss and non-GAAP net loss per share, which are defined as net loss and net loss per share, respectively, excluding non-cash stock-based compensation expense and restructuring and impairment charges, net. Instil believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Instil’s financial performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of Instil’s operating results. In addition, these non-GAAP financial measures are among the indicators Instil’s management uses for planning purposes and to measure Instil’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by Instil may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Please refer to the below reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Instil Bio
Instil Bio, Inc. is a biotechnology company focused on identifying and advancing innovative therapeutics. For more information, visit www.instilbio.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “exploring,” “evaluating,” “focused,” “future,” “intends,” “may,” “plans,” “potential,” “projects,” “targets,” and “will” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include express or implied statements concerning Instil’s expectations regarding pursuing potential acquisitions, in-licensing and related opportunities; Instil’s expectations regarding its capital position, resources, and balance sheet, including its cash runway; and other statements that are not historical fact. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements, including risks and uncertainties related to pursuing potential transactions to acquire companies or equity interests therein or in-license product candidates, and the sufficiency of Instil’s cash resources, as well as interest rates, inflation and other factors which could materially and adversely affect Instil’s business and operations, and other risks and uncertainties affecting Instil’s plans and strategy, including those discussed in the section titled “Risk Factors” in Instil’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 to be filed with the SEC and Instil’s Annual Report on Form 10-K for the year ended December 31, 2025 filed on March 27, 2026, as well as Instil’s other filings with the SEC. These forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as the date hereof, and Instil disclaims any obligation to update these statements except as may be required by law.
Contacts:
Investor Relations:
1-972-499-3350
investorrelations@instilbio.com
www.instilbio.com

INSTIL BIO, INC.
SELECTED FINANCIAL DATA

Selected Condensed Consolidated Balance Sheet Data
(Unaudited; in thousands)

	June 30, 2026	December 31, 2025
Cash, cash equivalents, restricted cash and marketable securities	$69,932	$76,295
Total assets	$197,712	$203,523
Total liabilities	$90,332	$89,657
Total stockholders’ equity	$107,380	$113,866
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating expenses:
In-process research and development	$—	$10,000	$—	$10,000
Research and development	270	6,743	939	12,114
General and administrative	5,130	6,157	10,479	15,266
Restructuring and impairment charges, net	181	540	1,173	16,622
Total operating expenses	5,581	23,440	12,591	54,002
Loss from operations	(5,581)	(23,440)	(12,591)	(54,002)
Interest income	632	1,044	1,310	2,219
Interest expense	(1,582)	(1,582)	(3,134)	(2,680)
Other rental income	2,242	2,242	4,484	4,484
Gain on contract termination	—	—	1,620	—
Other (expense) income, net	(10)	342	(192)	385
Net loss	$(4,299)	$(21,394)	$(8,503)	$(49,594)
Net loss per share, basic and diluted	$(0.63)	$(3.24)	$(1.25)	$(7.55)
Weighted-average shares used in computing net loss per share, basic and diluted	6,781,976	6,596,975	6,781,976	6,564,994

INSTIL BIO, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss per Share
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net loss	$(4,299)	$(21,394)	$(8,503)	$(49,594)
Adjustments:
Non-cash stock-based compensation expense	1,036	1,824	2,021	5,319
Restructuring and impairment charges, net	181	540	1,173	16,622
Non-GAAP net loss	$(3,082)	$(19,030)	$(5,309)	$(27,653)
Net loss per share, basic and diluted	$(0.63)	$(3.24)	$(1.25)	$(7.55)
Adjustments:
Non-cash stock-based compensation expense per share	0.15	0.28	0.30	0.81
Restructuring and impairment charges, net per share	0.03	0.08	0.17	2.53
Non-GAAP net loss per share, basic and diluted*	$(0.45)	$(2.88)	$(0.78)	$(4.21)
Weighted-average shares outstanding, basic and diluted	6,781,976	6,596,975	6,781,976	6,564,994
* Non-GAAP net loss per share, basic and diluted may not total due to rounding.

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